For Immediate Release Contact:
Dennis Craven (Company) Chief Financial Officer (561) 227-1386	Jerry Daly Daly Gray, Inc. (Media) (703) 435-6293

Chatham Lodging Trust Announces Strong First Quarter Results,
Increases Quarterly Dividend 14 Percent to 20 Cents per Common Share

PALM BEACH, Fla., May 7, 2012—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in premium branded upscale extended-stay hotels and select-service hotels, today announced results for the quarter ended March 31, 2012.

In addition, the company announced that its board of trustees approved a 14 percent increase in Chatham’s quarterly dividend to 20 cents per common share.

First Quarter 2012 Highlights

•	Comparable Hotel RevPAR – Increased 12.5 percent to $98 for Chatham’s 18-hotel portfolio.

•	Comparable Hotel EBITDA – Improved 29.1 percent to $7.9 million.

•	Comparable Hotel EBITDA Margins – Advanced 440 basis points to an industry-leading 35.1 percent.

•	Comparable GOP Margins – Increased 390 basis points to industry-leading GOP margins of 42.4 percent.

•	Adjusted FFO – Improved adjusted FFO per diluted share 61.5 percent to $0.21.

•	Joint Venture Portfolio– Exceeded internal budget expectations for RevPAR, EBITDA and NOI performance. Received distributions of $13.1 million, or 35.4 percent, of Chatham’s initial investment in the joint venture (JV).

Subsequent Events

•	Dividend – Increased quarterly common share dividend 14 percent to 20 cents per common share beginning in the 2012 second quarter.

Consolidated Financial Results

The following is a summary of the consolidated financial results ($ in millions, except RevPAR, ADR and per share amounts):

	Three Months Ended
	March 31,
	2012	2011
RevPAR	$98	$87
ADR	$128	$123
Adjusted EBITDA	$8.6	$2.7
GOP Margin	42.4%	38.5%
Hotel EBITDA Margin	35.1%	30.7%
Net income / (loss)	$(1.7)	$(0.0)
AFFO	$2.9	$1.5
AFFO per diluted share	$0.21	$0.13

“We had a record first quarter with RevPAR growth up 12.5 percent, which positively impacted all of our key metrics,” said Jeffrey H. Fisher, Chatham’s chief executive officer and president. “These strong results validate our business plan of building a high quality portfolio of premium-branded hotels in high barrier-to-entry markets that can produce strong revenue growth and cash flow through aggressive asset and operational management. These results support our ability to reward our investors with meaningful dividends.”

Dividend Raised 14 Percent

Chatham’s Board of Trustees approved a 14 percent increase in the company’s 2012 second quarter common share dividend to shareholders of record as of June 29, 2012 payable July 27, 2012. Based on the company’s common share closing price of $13.17 at the close of business on May 7, 2012, the annualized dividend represents a yield of approximately 6.1 percent. “Our commitment to shareholders at our IPO was to provide and maintain an attractive dividend,” Fisher said. ”We have delivered on that goal every quarter since the first full quarter following our IPO in April 2010. Our Board of Trustees raised the dividend based on Chatham’s strong operating results, the positive outlook for the hotel industry and the general economic outlook. We will continue to evaluate the dividend quarterly on a prudent basis.”

Joint Venture Results Exceed Budgeted Expectations

Chatham holds a 10.3 percent interest in a joint venture that currently owns a 64-hotel portfolio comprising 8,329 rooms. During the 2012 first quarter, the company received distributions of $13.1 million from the joint venture from asset sales and cash flow from operations. “The joint venture generated excellent returns,” said Dennis Craven, Chatham’s chief financial officer. “RevPAR growth for the portfolio exceeded the industry average comfortably, and EBITDA growth and margins showed significant improvements. The portfolio is performing ahead of expectations to date in 2012.”

The joint venture currently is marketing for sale 13 non-core hotels. Most of those properties are not currently branded. Upon successful completion of the sale, the joint venture expects to receive net proceeds of approximately $57 million in 2012. “After the anticipated sale of the 13 non-core hotels in the joint venture and distribution of proceeds to the partners, Chatham’s remaining investment will be approximately $18 million,” Craven said. “We will hold a 10.3 percent interest in 51 premium-branded hotels in excellent physical condition and strong markets.

“We expect the sale to have minimal effect on our adjusted FFO,” he added. “The strong operating performance of the core properties, combined with the return of capital via financing and asset sales, are producing very strong leveraged returns in the first year of our joint venture investment.”

Operating Results Led By Benefits of Property Upgrade Program

“We made a strategic decision in 2010 to accelerate renovations on a significant portion of our wholly-owned portfolio during the early stages of the lodging recovery when demand growth was lower, thereby displacing fewer guests,” Fisher said. “We invested over $23 million upgrading our hotels to excellent condition and were able to negotiate lower renovation costs due to the sluggish economy. These renovations give us a competitive advantage over hotels that have postponed renovations over the past several years and now must upgrade in order to stay competitive and retain their brand affiliation. We believe their delay will allow us to gain market share and increase occupancy and room rate at an accelerated rate, which positively impacts our operating margins.”

Thirteen of Chatham’s 18 hotels were renovated within the past year. “By upgrading at the beginning of the up-cycle, we achieved RevPAR growth above industry performance: 12.5 percent versus 7.9 percent for the industry in the 2012 first quarter,” Fisher noted. “Some of this gain is attributable to easy comparisons due to hotels under renovation in 2011, but a substantial portion is due to increased market share following completion of the upgrades.”

Only two other owned hotels are slated for major renovation, which will begin in the 2012 fourth quarter, historically the slowest occupancy period for the hotel industry. The remaining three hotels in the portfolio currently are competitive and in excellent physical condition in their respective markets. Those properties are scheduled for upgrades in late 2013 and 2014.

“With locations in strong markets and in excellent condition, our portfolio is well positioned to outperform the industry,” said Fisher. “We are seeing incremental market share gains in those hotels where we have made recent significant investments and expect to generate significant free cash flows over the next several years.”

Capital Structure

As of March 31, 2012, the company had debt outstanding of $223.0 million at an average interest rate of 5.8 percent with a weighted average five-year maturity on its fixed-rate debt. Chatham’s leverage ratio is 51 percent based on the company’s investment in hotels at cost and its investment in the joint venture at cost.

2012 Guidance

The company is amending its outlook for 2012, including the second quarter, given its strong first quarter results:

	Q2 2012	2012 Forecast
RevPAR	$112-$114	$105-$107
RevPAR growth	+7-9%	+6.5-8.5%
Net income (loss)	$0.8-$1.3 M	$0.5-$2.3 M
Net income (loss) per diluted share	$0.06-$0.09	$0.04-$0.17
Adjusted EBITDA	$11.3-$12.0 M	$40.6-$42.6 M
Adjusted funds from operation (“FFO”)	$5.6-$6.3 M	$18.0-$19.8 M
Adjusted FFO per diluted share	$0.40-$0.45	$1.29-$1.42
Hotel EBITDA margins	38.5-40%	37.5-38.5%
Corporate cash administrative expenses	$1.3 M	$5.2 M
Corporate non-cash administrative expenses	$0.5 M	$1.9 M
Interest expense	$3.3 M	$13.1 M
Non-cash amortization of deferred fees	$0.5 M	$2.0 M
Weighted average shares outstanding	13.9 M	13.9 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

“We have raised our guidance for RevPAR, net income, adjusted EBITDA and adjusted FFO and updated our guidance for cash administrative expenses and interest expense for 2012 to reflect the strong first quarter and our positive outlook for the remainder of the year,” Craven said. “Industry forecasts predict continued strong growth in demand and historic low increases in supply, which bodes well for both the industry and Chatham.”

Earnings Call

The company will hold its first quarter 2012 conference call tomorrow, May 8, 2012, at 10 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-866-225-8754, reference number 4532674. A recording of the call will be available by telephone until midnight on Tuesday, May 15, 2012, by dialing 1-800-406-7325, reference number 4532674. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 18 hotels with an aggregate of 2,414 rooms/suites in 10 states and the District of Columbia and holds a minority investment in a joint venture that owns 64 hotels with 8,329 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO

 The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs and adjustments for unconsolidated partnerships and joint ventures. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA

The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs, non-cash share-based compensation and adjustments for unconsolidated partnerships and joint ventures, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income (loss) attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of May 7, 2012, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share data)
	March 31,	December 31,
	2012	2011
	(unaudited)
Assets:
Investment in hotel properties, net	$402,633	$402,815
Cash and cash equivalents	8,842	4,680
Restricted cash	3,669	5,299
Investment in unconsolidated real estate entities	22,343	36,003
Hotel receivables (net of allowance for doubtful accounts
of approximately $12 and $17, respectively)	2,003	2,057
Deferred costs, net	6,085	6,350
Prepaid expenses and other assets	1,814	1,502

Total assets	$447,389	$458,706

Liabilities and Equity:
Debt	$222,990	$228,940
Accounts payable and accrued expenses	8,347	10,184
Distributions payable	2,488	2,464
Total liabilities	233,825	241,588

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares
authorized and unissued at March 31, 2012 and December 31, 2011	-	-
Common shares, $0.01 par value, 500,000,000 shares authorized;
13,909,822 and 13,908,907 shares issued and outstanding, respectively at March 31, 2012 and 13,820,854 and 13,819,939 shares issued and outstanding respectively at
December 31, 2011	137	137
Additional paid-in capital	239,643	239,173
Accumulated deficit	(27,394)	(23,220)
Total shareholders' equity	212,386	216,090

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	1,178	1,028
Total equity	213,564	217,118

Total liabilities and equity	$447,389	$458,706

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)
	For the three months ended
	March 31,
	2012	2011
Revenue:
Room	$21,583	$2,139
Other operating	839	348
Cost reimbursements from unconsolidated real estate entities	405	—

Total revenue	22,827	12,487

Expenses:
Hotel operating expenses:
Room	4,973	2,994
Other operating	8,014	4,914
Total hotel operating expenses	12,987	7,908
Depreciation and amortization	3,339	1,444
Property taxes and insurance	1,633	1,032
General and administrative	1,777	1,268
Hotel property acquisition costs	39	85
Reimbursed costs from unconsolidated real estate entities	405	—
Total operating expenses	20,180	11,737

Operating income	2,647	750
Interest and other income	1	6
Interest expense, including amortization of deferred fees	(3,847)	(773)
Loss in unconsolidated real estate entities	(565)
Loss before income tax expense	(1,764)	(17)
Income tax benefit (expense)	33	(2)
Net loss attributable to common shareholders	$(1,731)	$(19)

Loss per Common Share — Basic:
Net loss attributable to common shareholders	$(0.13)	$0.00

Loss per Common Share — Diluted:
Net loss attributable to common shareholders	$(0.13)	$0.00

Weighted average number of common shares outstanding:
Basic	13,794,986	11,800,771
Diluted	13,794,986	11,800,771

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)
	For the three months ended
	March 31,
	2012	2011
Funds From Operations (“FFO”):
Net loss attributable to common shareholders	$(1,731)	$(19)
Depreciation	3,321	1,431
Adjustments for unconsolidated real estate entity items	1,259	—

FFO attributable to common shareholders	2,849	1,412
Hotel property acquisition costs	39	85
Adjusted FFO	$2,888	$1,497

Weighted average number of common shares
Basic	13,794,986	11,800,771
Diluted	13,794,986	11,800,771
	For the three months ended
	March 31,
	2012	2011

Earnings Before Interest, Taxes,
Depreciation and Amortization (“EBITDA”):
Net loss attributable to common shareholders	$(1,731)	$(19)
Interest expense	3,847	773
Income tax (benefit) expense	(33)	2
Depreciation and amortization	3,339	1,444
Adjustments for unconsolidated real estate entity items	2,666	—
EBITDA	8,088	2,200
Hotel property acquisition costs	39	85
Share based compensation	450	393
Adjusted EBITDA	$8,577	$2,678